Exhibit 10.07

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Manufacturing Agreement

BETWEEN:

ADESTO TECHNOLOGIES CORPORATION, a company incorporated under the laws of United States, having its registered office at 1250 Borregas Ave, Sunnyvale, CA 94089.

Hereinafter referred to as “ADESTO”

On the one hand,

AND:

ALTIS SEMICONDUCTOR, a company incorporated under the laws of France, having its registered office at 91, rue du Faubourg Saint Honoré - 75008 Paris - France.

Hereinafter referred to as “ALTIS”

On the other hand.

ALTIS and ADESTO are individually referred to as a “PARTY” and collectively as the “PARTIES”.

This agreement is not binding on any PARTY until signature by an authorised signatory of each PARTY.

This document and any attachment contain confidential information. It is prohibited to distribute this document and any attachment in any form, including in print, in copy electronically or verbally, to a third party, except that neither PARTY is prohibited from disclosing the terms of this Agreement to an actual or potential investor or bonafide acquirer of such PARTY or a purchaser of all or substantially all of such PARTY’s assets or to such PARTY’s lawyers and accountants, provided that such disclosure is subject to confidentiality provisions at least as protective as set forth herein.

PREAMBLE

ADESTO and ALTIS entered into a non-binding Memorandum of Understanding (“MOU”) as of January 18, 2011, pursuant to which they proposed to combine their collective knowledge and efforts to develop CBRAM memory technology in order to manufacture CBRAM memory products designed by ADESTO at ALTIS facility initially using ALTIS 130 nm copper technology. The MOU provides, amongst others, for the entering into this agreement.

As provided for in the MOU, the manufacturing relationship between ADESTO and ALTIS are described hereunder.

DEFINITIONS

“ADESTO” shall mean ADESTO itself and its majority-owned subsidiaries.

“ALTIS” shall mean ALTIS itself and its majority-owned subsidiaries.

“ACCEPTANCE CRITERIA” shall mean a list of criteria mutually agreed by both PARTIES (e.g. but not limited to visual inspection criteria, limits of inline parameters, limits of electrical parameters, reliability criteria, minimum yield and binning criteria, quality requirements) for acceptance by ADESTO of PRODUCTION WAFERS or a LOT manufactured by ALTIS

“ALTIS PROCESS” means ALTIS’ technology nodes from 130nm down o 90nm, using 200 mm diameter wafers.

“CBRAM” means resistive random access memory (ReRAM) technology based on Programmable Metallization Cell (PMC) non-volatile memory technology, initially invented by Michael Kozicki at Arizona State University.

“DATA SHEET” means the functional, environmental, manufacturing and other specifications that ADESTO provides for a chip product.

“CONTRACT PRODUCTS” shall mean CBRAM semiconductor products designed by ADESTO with ALTIS PROCESS for release to the market, manufactured and/or tested by ALTIS at the manufacturing facility in Corbeil-Essonnes and sold by ALTIS to ADESTO pursuant to this AGREEMENT.

[*]

“EARLY PRODUCTION” of a CONTRACT PRODUCT means those CONTRACT PRODUCTS where the WAFERS were among the first 500 WAFERS fabricated after completion of QUALIFICATION of the CONTRACT PRODUCT.

“GOOD DIE” means die that is manufactured and performs in conformance with ADESTO’s applicable DATA SHEET.

“JDA” means that certain Joint Development Agreement entered into by ADESTO Technologies France and ALTIS on Jan. 19, 2011.

“LEAD TIME” shall mean the time in calendar days from the date of ALTIS’ issuance of an order acknowledgement to ADESTO, to the date of shipment of WAFERS to ADESTO.

“LOT” shall mean a batch of WAFERS, which are or have been processed with an identical production identification number. The standard size for a LOT is a batch of 25 wafers.

“NON-[*] WAFERS” means all WAFERS other than [*].

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“ORIGINAL SCHEDULE DATE” shall mean the date on which ALTIS commits to make WAFERS available for delivery as specified in the first order acknowledgement.

“PRODUCT TECHNOLOGY” means ALTIS or ADESTO’s WAFER fabrication technology as applied for CONTRACT PRODUCTS.

“PRODUCTION” of a CONTRACT PRODUCT means those CONTRACT PRODUCTS where the WAFERS were fabricated after the end of EARLY PRODUCTION (i.e., the 501st and later WAFERS after completion of QUALIFICATION of the CONTRACT PRODUCT).

“PROTOTYPE” of a CONTRACT PRODUCT shall mean those CONTRACT PRODUCTS where the WAFERS are fabricated before EARLY PRODUCTION begins, such as for product validation, qualifications, or delivery of first samples of a CONTRACT PRODUCT.

“QUALIFICATION” is the process described to ensure compliance of a CONTRACT PRODUCT with its specifications. Such specifications are defined mutually by the PARTIES before EARLY PRODUCTION begins.

“RELEASE” of a CONTRACT PRODUCT shall mean the completion of the QUALIFICATION, allowing the CONTRACT PRODUCT to be released for EARLY PRODUCTION.

“RELEASE DATE” means the earliest date on which all three of the following conditions have been met: (1) The ALTIS CBRAM production process has completed QUALIFICATIONS by ADESTO, (2) ADESTO has taped out the commercial release version of a CBRAM memory product to be manufactured by the qualified ALTIS CBRAM production process, and (3) ADESTO is sampling the CBRAM product with customers. The PARTIES will document the RELEASE DATE in writing.

“RISK START” shall mean production of WAFERS before the RELEASE has been completed.

“TEST PACKAGE” shall mean the whole set of information, machine readable information, physical hardware required to perform the testing, in the manufacturing environment, of EARLY PRODUCTION, PRODUCTION, and PROTOTYPE WAFERS in manufacturing conditions.

“TESTING SERVICES” shall be CONTRACT PRODUCT production and/or engineering tests and test related services to be provided under this AGREEMENT.

“WAFERS” means semiconductor wafers containing CBRAM technology manufactured and delivered by ALTIS under this agreement.

“WORKING DAY” shall mean any day other than a Saturday, Sunday or a day on which commercial banks are required or authorised by law to close in France.

“YIELD” means the percentage of die on a WAFER that qualify as GOOD DIE. This excludes the module yield relating to packaging and final test.

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ARTICLE 1 - PURPOSE

The purpose of this agreement, hereinafter also referred to as the “AGREEMENT”, is to define the relationship between ADESTO and ALTIS for the manufacturing at the ALTIS facility of memory products for ADESTO, where the memory products employ CBRAM technology designed by ADESTO.

ARTICLE 2 - MANUFACTURING

A.	ALTIS Manufacturing Commitment

ALTIS will at all times maintain sufficient manufacturing capacity and commit sufficient resources to meet [*] of the current quarter of ADESTO’s orders and [*] of ADESTO’s forecasts for WAFERS provided by ADESTO as set forth in Exhibit 1 (section C). If ALTIS at any time believes there is any possibility that it will not be able to meet this capacity requirement, including at any time in the future, ALTIS will immediately notify ADESTO and, at ADESTO’s request, cooperate with ADESTO to mitigate any possible shortfall in capacity. ALTIS’ operational excellence, including YIELD, cycle time, defect management, delivery schedule and other manufacturing parameters will be as set out in Exhibit 1.

ALTIS will manufacture and deliver to ADESTO (a) all EARLY PRODUCTION WAFERS ordered by ADESTO during the term of this agreement, and (b) PRODUCTION WAFERS ordered by ADESTO during the term of this agreement in quantities consistent with ALTIS’ manufacturing commitment above.

The terms and conditions for the manufacture and delivery of such WAFERS are set forth in Exhibit 1 (Altis Wafer Supply Operational Terms & Conditions).

Discontinuation of Fab Process at ALTIS. If ALTIS decides to discontinue or change any fab process used to manufacture CONTRACT PRODUCTS, ALTIS will provide [*]’ prior written notice to ADESTO. During the [*] notice period, ADESTO may place additional orders for the affected CONTRACT PRODUCTS. In addition, on ADESTO’s request, ALTIS will build inventory of WAFERS to support up to [*] of ADESTO’s run rate after the process is discontinued.

B.	ADESTO Purchase Commitment

ADESTO agrees to the following purchase commitments for WAFERS:

(1) ADESTO will order from ALTIS at least the percentage shown in the table below of ADESTO’s total volume for PRODUCTION NON-[*] WAFERS ordered by ADESTO during the [*] period beginning on the effective date of this agreement.

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For each calendar year, if the average number of NON-[*] WAFERS ordered by ADESTO, per month is...	Then ADESTO will order at least the following percentage from ALTIS
[*]	[*]%
[*]	[*]%
[*]	[*]%
[*]	[*]%
[*]	[*]%

For example, if ADESTO averages [*] PRODUCTION NON -[*] WAFERS per month over a calendar year, then ADESTO commits to order at least [*] of the corresponding number of WAFERS from ALTIS during that calendar year.

(2) ADESTO will order from ALTIS at least [*] of ADESTO’s total volume for PRODUCTION [*] WAFERS which are ordered by ADESTO prior to [*]. After such date, ADESTO’s purchasing commitment for PRODUCTION [*] WAFERS will be as set out in the table in above.

(3) Each of the purchase commitments described above applies only to WAFERS based on CBRAM technology developed with the ALTIS PROCESS and will be evaluated on a calendar year basis, separately for (a) all PRODUCTION [*] WAFERS in the aggregate, and (b) all PRODUCTION NON [*] WAFERS in the aggregate.

ADESTO’s purchase commitment described above is conditioned upon ALTIS meeting and remaining fully in compliance with all of the following conditions:

(a) ALTIS is in full compliance with its commitments and pricing set forth in Article 2A and Article 2D.

(b) WAFERS provided by ALTIS are commercially marketable (as defined by ADESTO product specification and DATA SHEETS) and of a quality consistent with industry standards. This only relates to the manufacturing and/or testing of the WAFERS, but excludes any packaging and final test induced defects.

(c) ALTIS delivers the WAFERS in a timely manner according to the agreed schedule.

(d) ALTIS has not otherwise materially breached the terms and conditions of its manufacture and delivery of WAFERS to ADESTO.

If ALTIS breaches any of the above conditions, ADESTO may send written notice to ALTIS. ADESTO’s commitments under this Article 2B will then terminate automatically after [*], if ALTIS has not cured the breach during the [*] period.

ADESTO shall not be in breach of its purchase commitment described above in the following situations:

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(x) If ALTIS does not have sufficient capacity to meet ADESTO’s demands, then ADESTO may use third party manufacturers to meet ADESTO’s excess demands. For example, if ADESTO’s purchasing commitment and requirement is 1000 NON [*] WAFERS per month and ALTIS can only supply 600, then ADESTO may use third party manufacturers to supply the other 400 without breaching its purchasing commitment, for the period which Altis has indicated that it will not be available to provide the capacity.

(y) If ALTIS does not have the technology node or process requirements requested by ADESTO. For example, if ADESTO requests 90 nm CMOS memory process for a CONTRACT PRODUCT, and ALTIS does not have that process with substantially the same features, such as cell size, etc., then ADESTO may use a third party for that CONTRACT PRODUCT.

(z) If ALTIS cannot offer the prices as set out in Article 2D.

If ADESTO reasonably believes one of the above situations may occur in the future, ADESTO may engage with a third party manufacturer sufficiently far in advance to avoid any delay in ADESTO’s product plans.

C.	Third Party Manufacturer.

Once ADESTO has engaged with a third party manufacturer as permitted above, ADESTO may develop that relationship in a manner that ADESTO deems to be commercially reasonable and WAFERS ordered under that relationship will be excluded from the calculation to determine whether ADESTO has met its purchase commitment. ADESTO is not obligated to revert back to ALTIS even if ALTIS later remedies the original condition that permitted ADESTO to engage with the third party manufacturer, except for a capacity shortfall that is remedied by ALTIS within [*].

D.	Pricing

Pricing for PROTOTYPE LOT and EARLY PRODUCTION WAFERS will be determined by the JDA.

For all PRODUCTION NON [*] WAFERS, ALTIS will offer to ADESTO pricing that corresponds to the market conditions for the applicable product and that will be no greater than [*]% higher than the INDUSTRY AVERAGE PRICE. “INDUSTRY AVERAGE PRICE” for a WAFER is determined as follows. If ADESTO has purchased or is purchasing the same or similarly complex WAFERS in similar volumes and quality standards from other leading third party manufacturers during the same calendar quarter, then the INDUSTRY AVERAGE PRICE will be the average of the actual prices for the orders placed by ADESTO during the calendar quarter. If not, but ADESTO has received price quotations for the same or similarly complex WAFERS in similar volumes and quality standards from other leading third party manufacturers during the same calendar quarter, then the INDUSTRY AVERAGE PRICE will be the average of the price quotations received during the calendar quarter. For the avoidance of doubt, other leading third party manufacturers are TSMC, UMC, Global Foundries, Tower/Jazz and like foundries in terms of quality, yield, defect density and pricing. If not, then the PARTIES will cooperate in good faith to estimate an INDUSTRY AVERAGE PRICE based on available

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information, including for example data from market analysts for TSMC, UMC, Global Foundries, Tower/Jazz and like foundries price quotations. Third party prices and price quotations will not be increased to account for ALTIS special processes, know-how. IP contributions or CBRAM processing capabilities. In terms of schedule, for NON [*] WAFERS, prices are negotiated one quarter prior to the PRODUCTION WAFER starts and defined as annual prices according to the yearly forecasted volume. In order to access to a specific yearly volume price, a Minimum Order Quantity (MOQ) per order shall apply. On a quarterly basis. ADESTO and ALTIS will review the actual ordered quantities versus the expected yearly forecast. In case of deviation greater than [*]%, ALTIS reserves the right to revisit the prices for current and future PRODUCTION WAFERS.

[*].

Pricing for WAFER test (if any) are described in Appendix 2.

All prices are quoted in US dollars.

Cancellation Fees. If the production or delivery of WAFERS is cancelled by ADESTO within the manufacturing cycle, a cancellation fee will be payable by ADESTO. [*]:

[*].

ARTICLE 3 - R&D COMPENSATION

ADESTO will pay to ALTIS an [*] non-recurring engineering fee for each year through [*] (the “NON-RECURRING ENGINEERING FEE”) as consideration for research and development expenses incurred by ALTIS. The NON-RECURRING ENGINEERING FEE will be [*].

ARTICLE 4 - PAYMENT TERMS

The prices set forth in this agreement are net of any and all taxes. The PARTY with the payment obligation (“PAYING PARTY”) shall pay or, if the PARTY with the right to receive payment (“PAYEE”) so requires, shall reimburse PAYEE for all taxes in connection with the PAYING PARTY’s payment obligation. If any withholding or similar tax must be paid under the laws of any country outside of the U.S. based on the payments to PAYEE in this agreement, then PAYING PARTY will pay such taxes and such taxes shall not be deducted from the payments to PAYEE hereunder. The amounts shown in this agreement are the net amounts to be received by PAYEE, after the payment of any such taxes. All invoices shall be due and payable [*] [to be discussed] net after the date of reception of invoice by wire transfer to the account designated on the invoice. In case of late payment, the PAYEE may charge [*]% interest per month or the maximum delay interest allowed by law, whichever is lower.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

Each PARTY represents and warrants to the other PARTY that (i) it has full corporate power to enter this agreement and to carry out its obligations hereunder; and (ii) any and all services provided by it hereunder, including but not limited to any and all services, support, training, and maintenance services, shall be provided in a professional and workmanlike manner, such manner to equal or exceed the industry standard.

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THE FOREGOING WARRANTY AND THE WARRANTIES IN ARTICLE 7-9 ARE IN LIEU OF, AND EACH PARTY DISCLAIMS, ALL OTHER WARRANTIES REPRESENTATIONS OR CONDITIONS EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

ARTICLE 6 - LIABILITY AND EXCLUSIONS

EXCLUSION OF DAMAGES. EXCEPT FOR BREACHES OF ARTICLE 2 (MANUFACTURING) OR ARTICLE 10 (CONFIDENTIALITY), IN NO EVENT WILL EITHER PARTY BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, EVEN IF INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

BASIS OF BARGAIN. THE LIMITATIONS OF LIABILITY SET FORTH IN THIS ARTICLE ARE AN EXPRESS PART OF THE BARGAIN BETWEEN THE PARTIES AND THE BASIS FOR THE DETERMINATION OF THE FEES SET FORTH HEREIN.

ARTICLE 7 - PRODUCT WARRANTY

A.	Prohibited Uses

CONTRACT PRODUCTS cannot be used for the following purposes: (a) exclusively military applications; (b) nuclear technology; and (c) weapons of mass destruction (nuclear, biological, and chemical). Furthermore, given the restrictive conditions applicable to the use of the CONTRACT PRODUCTS in the field of aerospace, automotive or medically related functions. ADESTO shall use the CONTRACT PRODUCTS for the foregoing purposes under its entire responsibility and shall, at its own expense, indemnify and hold ALTIS free and harmless from any liability, damage or expenses, including attorney’s fees, arising from any claim resulting from the use of the CONTRACT PRODUCTS in the field of aerospace, automotive or medically related functions.

B.	Product Warranty

ALTIS warrants that the CONTRACT PRODUCTS delivered hereunder shall conform to the specifications and DATA SHEETS as agreed to by the PARTIES and shall be free from defects in material and workmanship under normal use for a period of [*] from the date of delivery. This only relates to the manufacturing and/or testing of the WAFERS, but excludes any packaging and final test induced defects. If during the [*] period, (a) ALTIS is notified promptly in writing of a detailed description of the alleged defects upon discovery of any defects in the CONTRACT PRODUCTS, (b) such CONTRACT PRODUCTS are returned to ALTIS in accordance with documented RMA (“Returned Materials Authorization”) process provided to ADESTO, freight

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prepaid, and (c) ALTIS’ reasonable conclusion after promptly examining such returned CONTRACT PRODUCTS reveals that such CONTRACT PRODUCTS are indeed defective (i.e., they do not pass the test program applicable at time of manufacture) and defects are not caused by accident, abuse, misuse, neglect, improper installation or assembly, repair or alteration by someone not authorized by ALTIS, or improper testing or use contrary to instructions given by ALTIS, then ALTIS will, at its option, either (x) repair, (y) replace, or (z) credit ADESTO for such defective CONTRACT PRODUCTS if repair or replacement are not commercially and reasonably available. ALTIS shall return any CONTRACT PRODUCTS repaired or replaced under this warranty to ADESTO, transportation prepaid, and shall reimburse ADESTO for the transportation charges paid by ADESTO for returning such defective CONTRACT PRODUCTS to ALTIS. This warranty shall not extend to repaired or replaced CONTRACT PRODUCTS returned by ADESTO after the above [*] warranty period. Notwithstanding the above, prior to any return of allegedly defective CONTRACT PRODUCTS by ADESTO pursuant to this section. ADESTO shall first offer ALTIS the opportunity to inspect the CONTRACT PRODUCTS at ADESTO’s facilities. In the event that [*] or more of any single LOT of CONTRACT PRODUCTS are eligible for warranty return under this Article. ADESTO may return all or any portion of the entire LOT as eligible for warranty after consultation with ALTIS on the root cause analysis and the acceptable criteria for that LOT.

C.	Epidemic Failure

In the event that [*] or more of any LOT, batch or other separately distinguishable manufacturing run of CONTRACT PRODUCTS is found to be defective with the same or similar defects within [*] for consumer / industrial products or [*] for automobile products, following ALTIS’ delivery of such CONTRACT PRODUCTS to ADESTO. ALTIS will promptly: (a) dedicate sufficient resources to thoroughly investigate the cause of the defect; (b) perform root cause analysis; and (c) implement corrective action. If ALTIS’ reasonable conclusion after promptly examining such returned CONTRACT PRODUCTS reveals that such CONTRACT PRODUCTS are indeed defective and defects are not caused by accident, abuse, misuse, neglect, improper installation or assembly, repair or alteration by someone not authorized by

ALTIS, or improper testing or use contrary to instructions given by ALTIS, then ALTIS will, at its option, either (x) repair, (y) replace, or (z) credit ADESTO for such defective CONTRACT PRODUCTS if repair or replacement are not commercially and reasonably available. ALTIS shall return any CONTRACT PRODUCTS repaired or replaced under this warranty to ADESTO, transportation prepaid, and shall reimburse ADESTO for the transportation charges paid by ADESTO for returning such defective CONTRACT PRODUCTS to ALTIS. This warranty shall not extend to repaired or replaced CONTRACT PRODUCTS returned by ADESTO after the above [*] warranty period for consumer / industrial products or [*] for automobile products.

D.	Warranty Disclaimer

This warranty is to the sole benefit of ADESTO and is not transferable. THE FOREGOING WARRANTY CONSTITUTES ALTIS’ EXCLUSIVE LIABILITY AND ADESTO’S EXCLUSIVE REMEDY FOR ANY NON-CONFORMITY OF THE CONTRACT PRODUCTS OR FOR ANY DEFECTS OF THE CONTRACT PRODUCTS HEREUNDER. THE

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FOREGOING WARRANTY SHALL BE IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

ARTICLE 8 - LIMITATION OF PRODUCT LIABILITY

Notwithstanding anything contained in this AGREEMENT, ALTIS’ aggregate liability to ADESTO for any damages arising from or in connection with any defects delivered PRODUCT shall not exceed [*] of the total price paid to ALTIS by ADESTO for the CONTRACT PRODUCTS delivered to ADESTO during the [*] period preceding the notification by ADESTO to ALTIS of defective products.

ALTIS shall not be liable for and ADESTO undertakes to indemnify and hold ALTIS harmless from any product related liability claims by any third party pertaining to CONTRACT PRODUCTS supplied by ALTIS to ADESTO.

ARTICLE 9 - INTELLECTUAL PROPERTY INDEMNIFICATION

Each PARTY shall defend or otherwise solve at its expense any dispute arising from a third party claim that (i) the specifications, technical parameters, designs, criteria, process technology or any other information or materials provided for the purpose of this AGREEMENT is conceived, created, developed, reduced to practice or acquired by the PARTY who provides such information or materials, by infringing the patent, copyright, trade secret or any other intellectual property rights of any third party, and (ii) in the event that a PARTY believes that the information or materials it provided to the other are likely to be infringing upon the patent, copyright, trade secret or any other intellectual property rights of any third party, or any ownership right of any third party, the PARTY shall, at its option and expense, take measures to ensure that the other PARTY may continue to legally use such information and materials for the performance of this AGREEMENT, including, but not limited to obtaining the authorization or license from the owner of the intellectual property right or replacing the information or materials with a non-infringing substitute.

ADESTO shall indemnify and hold ALTIS harmless from any loss (including reasonable legal fees) resulting from a third party claim against ALTIS for infringement of a third party’s patent, trademark, copyright, mask work rights, trade secret or other intellectual property rights (“PROTECTIVE RIGHTS”) by a CONTRACT PRODUCT to the extent based on ADESTO proprietary information and materials (including, but not limited to, ADESTO PRODUCT TECHNOLOGY, materials and designs), which is provided by ADESTO to ALTIS and used by ALTIS for manufacturing CONTRACT PRODUCTS for ADESTO (such information and materials together the “ADESTO WARRANTED RIGHTS”). In such case, ALTIS shall also have the right to stop the manufacturing of such CONTRACT PRODUCTS if such manufacture is enjoined. For the avoidance of doubt, in the event that ALTIS so stops manufacturing of CONTRACT PRODUCTS, ADESTO shall be responsible for the costs incurred by ALTIS that are directly related to the manufacturing of such CONTRACT PRODUCTS and shall pay ALTIS for the manufactured CONTRACT PRODUCTS.

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ALTIS shall indemnify and hold ADESTO harmless from any loss (including reasonable legal fees) resulting from a third party claim against ADESTO for infringement of PROTECTIVE RIGHTS by any CONTRACT PRODUCT to the extent based on ALTIS PRODUCT TECHNOLOGY, materials and designs used to manufacture CONTRACT PRODUCTS for ADESTO (“ALTIS WARRANTED RIGHTS”). Notwithstanding the foregoing. ALTIS will, at its own cost, procure for ADESTO a right to use the WAFERS already purchased by ADESTO and to sell the CONTRACT PRODUCTS.

Each PARTY’s obligations under this Article 9 are conditioned upon the other PARTY (a) providing notice within [*] of learning of the claim, (b) granting sole and exclusive control of the defense and settlement of the claim, (c) cooperating reasonably in its defense and settlement of the claim; and (d) taking reasonable actions to mitigate damages under the claim.

Each PARTY will have no obligation under this Article 9 for claims that (a) are based on combinations or modifications of such ADESTO or ALTIS WARRANTED RIGHTS not made by, or in agreement with, the indemnifying PARTY, (b) result from the use of CONTRACT PRODUCT in other than their intended operating environment or the combination, operation or use of the CONTRACT PRODUCT with other products, (c) could have been avoided by the other PARTY’s use of non-infringing alternatives or substitutes provided by the PARTY, or (d) result from the other PARTY’s use of such ADESTO or ALTIS WARRANTED RIGHTS other than as specified or agreed by the indemnifying PARTY.

The above liability and indemnity shall be the sole and exclusive remedies between the PARTIES with respect to intellectual property rights infringements or misappropriations.

ARTICLE 10 - INSURANCE

ALTIS shall establish and maintain in force insurance policies with reputable insurers sufficient in coverage and amounts to secure its obligations and potential liabilities under this AGREEMENT.

ALTIS shall furnish upon request certificates or adequate proof of the foregoing insurances. ADESTO shall be notified in writing at least [*] prior to cancellation of or any. significant charge in the policy.

ARTICLE 11 - EXPORT REGULATIONS

Each PARTY shall comply with all applicable laws and regulations related to export control, including but not limited to those of U.S. and the EU. In particular, Each PARTY shall not export, re-export or transfer any of the other PARTY’s products, information, software or technologies developed with or utilizing the other PARTY’s technology, in violation of any applicable laws or regulations of the countries named above or any other country or regulatory regime having jurisdiction over an export or re-export of such products, information, software or technologies. Each PARTY shall implement effective measures to ensure compliance with applicable anti-terrorism regulations, including but not limited to those of EU and U.S. as well as with any applicable official blacklists of any country. Each PARTY will keep the other PARTY fully harmless from all damages, costs and expenses arising out of or in connection with any violation. Upon request, each PARTY shall also provide all exportation information and documentation as reasonably requested by the other PARTY. For the avoidance of doubt, the exporting party under this AGREEMENT is ADESTO.

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ARTICLE 12 - FORCE MAJEURE

Neither PARTY shall be liable for any failure to perform its obligations if it is prevented from or delayed in the carrying on of its business due to circumstances beyond its reasonable control, including, without limitation, acts of God, governmental actions, war or national emergency, riot, civil commotion, fire, explosion, flood, epidemic, lock-outs, or restraints or delays affecting carriers or inability (“Force Majeure Event”). Provided that each PARTY shall be entitled to give notice in writing to the other to terminate the agreement if the Force Majeure Event continues for a continuous period in excess of [*] after the notice.

ARTICLE 13 - CONFIDENTIALITY

Confidentiality agreement (NDA effective since October 9th, 2009 and for a period of three (3) years) remains fully applicable and its term is extended to match the term of this agreement.

ARTICLE 14 - TERM

This AGREEMENT shall be effective from on the date of signing by an authorized signatory of both PARTIES and, unless terminated earlier pursuant to the terms of this agreement, shall remain in force for ten (10) years.

ARTICLE 15 - TERMINATION

Either PARTY may terminate this AGREEMENT immediately upon written notice to the other PARTY, if (i) the other PARTY materially breaches this AGREEMENT and fails to cure that breach within sixty (60) days after receiving written notice of the breach or (ii) the other PARTY becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other PARTY becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

Termination of this AGREEMENT by either PARTY will be a nonexclusive remedy for breach and will be without prejudice to any other right or remedy of such PARTY.

Neither PARTY will be liable to the other for damages of any type solely as a result of terminating this AGREEMENT in accordance with its terms.

ARTICLE 16 - DISPUTES

The PARTIES shall attempt in good faith to resolve any dispute arising in connection with this agreement on a friendly basis. In the event of continuing disagreement and for any dispute, controversy or claim relating to this agreement shall be submitted to the exclusive jurisdiction of the courts of London, England. This agreement shall be governed and interpreted in accordance with the laws of England without regard to conflicts of laws. The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

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ARTICLE 17 - ASSIGNMENT AND/OR TRANSFER

ALTIS shall not assign, transfer or delegate its rights or obligations under this agreement to any third party without the prior written consent of ADESTO, which consent shall not be unreasonably withheld or delayed. ADESTO shall not assign, transfer or delegate its rights or obligations under this agreement to any third party without the prior written consent of ALTIS, which consent shall not be unreasonably withheld or delayed.

ARTICLE 18 - COMMUNICATIONS

All communications between the PARTIES regarding this agreement will be conducted through the PARTIES’ representatives as specified below:

If to ALTIS:

ALTIS Semiconductor

Attention:

224. Boulevard John Kennedy

91105 Corbeil-Essonnes Cedex

France

If to ADESTO:

ADESTO

Attention:

1250 Borregas Ave,

Sunnyvale, CA 94089 USA

ARTICLE 19 - NO SOLICITATION OF EMPLOYEES

During the term of this agreement, and for a period of [*] following expiration or termination, neither ALTIS nor ADESTO shall solicit any employee of the other with the exception of a mutual and written agreement.

ARTICLE 20 - SURVIVAL

The provisions set forth in Articles 6-14 of this agreement shall survive termination or expiration of this AGREEMENT.

ARTICLE 21 - MISCELLANEOUS

Terms and Conditions of this AGREEMENT shall prevail to any other documents concerning the same subject matter, including in particular the terms of the MOU relating to supply. This

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AGREEMENT does not modify or amend the JDA. Notwithstanding the foregoing, the terms and conditions for the supply of WAFERS set out in Exhibit 1 shall prevail over the main body of this AGREEMENT with respect to the ordering and purchase of WAFERS. Except as otherwise expressly provided herein, each PARTY shall bear any and all costs and expenses incurred by it in connection with the preparation, execution and performance of this AGREEMENT.

A person who is not a PARTY to this AGREEMENT shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

Nothing in this AGREEMENT is deemed to constitute a partnership between the PARTIES nor constitute any PARTY the agent of the other PARTY for any purpose.

No modification, alternation or amendment shall be effective unless in writing and signed by both PARTIES. No waiver of any breach shall be held to be a waiver of any other or subsequent breach.

If any provision of this AGREEMENT is held to be invalid, illegal or unenforceable under applicable law the remaining provisions shall continue to be in full force and effect. The PARTIES undertake to replace the invalid provision or parts thereof by a new provision which will meet as closely as possible the economic effect intended by the PARTIES at the time of execution of this AGREEMENT.

Should any part or provision of this AGREEMENT be held unenforceable or in conflict with the applicable law, or if such law alters the express meaning of any material term of this AGREEMENT and/or adversely impairs or affects the rights, responsibilities and/or benefits of either PARTY, the validity of the remaining parts or provisions shall not be affected by such holding, unless such unenforceability materially impairs the benefit of the remaining portion of the AGREEMENT. The unenforceable or conflicting provisions shall be reformed to the extent legally practical to accomplish as most nearly as possible the PARTIES’ intent in entering into this AGREEMENT and such reformed provision shall be deemed a provision of this AGREEMENT as if originally included herein.

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Accepted and Agreed To:

Company:	ADESTO	Company:	ALTIS

Name:	Narbeh Derhacobian	Name:	Jean-Paul Beisson

By:	/s/ Narbeh Derhacobian	By:	/s/ Jean-Paul Beisson

Signature:		Signature:

Date:	September 28, 2012	Date:	September 27, 2012

Exhibit 1 – Wafer Purchase/Supply Operational Terms & Conditions

A.	PRODUCTION

ADESTO will provide ALTIS with masks for the CONTRACT PRODUCTS, or will pay for ALTIS to make masks for the CONTRACT PRODUCTS.

ADESTO may request ALTIS to hold production of WAFERS for any or all CONTRACT PRODUCTS by giving written notice to ALTIS. ALTIS will hold production following completion of the process step at which the WAFER(s) reside(s) at the time of ALTIS’s receipt of written notification. The hold Process should be technically justified and should not last more than [*]. If the hold Process lasts for more than [*] for reasons not due to ALTIS, the parties will mutually agree on the handling of the WAFERS, i.e. either scrap the WAFERS or continue with the standard manufacturing.

ADESTO may request ALTIS to definitively stop production of WAFERS for any or all CONTRACT PRODUCTS by giving written notice to ALTIS. ALTIS will stop production following completion of the process step at which the WAFER resides at the time of ALTIS’s receipt of written notification. If such ADESTO request is due to reasons solely caused by ADESTO, then ADESTO will pay as described in Article 2 of the AGREEMENT and ALTIS will scrap such WAFERS. If such request is due to reasons solely caused by ALTIS. ALTIS will scrap such WAFERS and replace them free of charge.

B.	PRODUCTION RELATED DATA

For the duration of the AGREEMENT. ALTIS will provide ADESTO with the following production related data (all in standard format, via electronic transfer and at WAFERS shipment):

•	Ship alert

•	PCM (Parametric Chip Measurements) results

•	Line Yield Data

•	Wafer sort results (if applicable) using results files as generated by the tester (aka raw tester file)

•	Electronic maps (emap) for each wafer indicating pass and fails chips according to agreed ACCEPTANCE CRITERIA

C.	FORECASTS

ADESTO will provide ALTIS [*] with a non-binding, written rolling forecast of ADESTO’s demand for. WAFERS, detailing the loading for the next [*] for each CONTRACT PRODUCT specified as quantity of WAFERS to be delivered by ALTIS to ADESTO. The detailed format will be agreed upon by the PARTIES.

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D.	ORDERING

Each quarter ADESTO shall issue one written Purchase Order per CONTRACT PRODUCT specifying as a minimum the Purchase Order number, the part-number(s) and the price of the product pursuant to Article 2 of the AGREEMENT. ALTIS shall confirm such Purchase Orders in writing within [*] of receipt by ALTIS.

[*], ADESTO shall issue to ALTIS written binding (non-cancellable) delivery instruction(s) per part-number, specifying as a minimum the part-number, the quantity ordered, the requested delivery date, the destination and the valid Purchase Order number for such part-number(s). Requested delivery date cannot be shorter than the LEAD TIME for the CONTRACT PRODUCT plus [*] (frozen zone). ALTIS shall confirm such delivery instructions and provide a binding target delivery date (ORIGINAL SCHEDULE DATE) for the quantity ordered. ALTIS shall also provide to ADESTO, the ALTIS Fab lot numbers assigned to the above delivery instructions.

ALTIS shall provide web-based access to ADESTO to enable ADESTO to check status of its fab lots. In case web-based access is not available, ALTIS will provide ADESTO a [*] status report by ALTIS fab lot at minimum detailing quantity of WAFERS, current manufacturing step, ORIGINAL SCHEDULE DATE and Forecasted Ship Date.

For a EARLY PRODUCTION and PRODUCTION purchase orders, the ORIGINAL SCHEDULE DATE will be identified by [*]. For a PROTOYPE purchase order, ORIGINAL SCHEDULE DATE will be identified by [*].

Accepted purchase orders shall be governed by the terms of this AGREEMENT.

E.	LEAD TIMES

Altis will continuously improve the LEAD TIME for CONTRACT PRODUCT(s). Within first [*] of the beginning of every [*], ALTIS will provide ADESTO with the estimated LEAD TIMES and plans for improvements to LEAD TIMES for each CONTRACT PRODUCT for [*] of the then current forecast provided by ADESTO. ADESTO and ALTIS will agree on LEAD TIMES within the [*] of every Quarter and ADESTO will place orders accordingly.

F.	DELIVERY, SHIPPING AND INVOICING

ADESTO will pay on a per actually delivered WAFER basis. This includes PROTOTYPE LOTS, RISK START WAFERS, EARLY PRODUCTION WAFERS and PRODUCTION WAFERS. ALTIS shall invoice accordingly.

ALTIS shall use commercially reasonable efforts to deliver the exact quantity of WAFERS stipulated in the relevant delivery instructions. Nevertheless and on a [*] basis, quantities of WAFERS may be rounded to the next LOT size actually available. Fab LOTS shall never be combined. If any fab LOT has less than [*]% YIELD of WAFERS, ALTIS will inform ADESTO of the technical reasons for the low YIELD. ADESTO and ALTIS will then discuss acceptance criteria for that LOT.

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All deliveries are FCA (Free carrier, on ALTIS’ premises, dock B2) as defined by INCOTERMS 2010. Title and risk shall pass to ADESTO at the delivery point. The date of loading of the CONTRACT PRODUCTS at ALTIS’ premises or other receipts issued by the carrier shall be conclusive proof of the date of delivery of the CONTRACT PRODUCTS. Any customs fees will be borne by ADESTO.

ALTIS shall use commercially reasonable efforts to make WAFERS available for collection on the ORIGINAL SCHEDULE DATE. However, delivery of WAFERS within [*] before the ORIGINAL SCHEDULE DATE shall constitute compliance with ADESTO’s purchase order and ADESTO agrees to accept such delivery.

If any circumstances should arise which are reasonably likely to result in a delayed delivery to ADESTO, ALTIS shall promptly notify ADESTO in writing (early warning). ALTIS shall make all reasonable efforts to make up for such delays.

WAFERS will be shipped according to ALTIS standard procedures using Entegris 200mm Crystalpak® Wafer Carrier Boxes. Boxes will be simple vacuum packed in moisture barrier bag. Empty Wafer Carrier Boxes shall be returned to ALTIS, at ADESTO’s expense, for cleaning and further use. ALTIS reserves the right to invoice unreturned boxes.

All WAFERS shall be delivered according to ALTIS standard packing specifications. ADESTO and ALTIS will discuss and agree on labeling requirements for Wafer Carrier Boxes and shipping labels to meet requirements of its testing and/or packaging subcontractors

ALTIS shall ship the WAFERS according to the location specified in ADESTO’S delivery instructions.

The date of loading of the Wafers at ALTIS premises or other receipts issued by carrier shall be conclusive proof of the date of delivery.

ADESTO shall perform incoming inspection of the CONTRACT PRODUCTS and acknowledge receipt, or shall report in writing any obvious deficiencies to ALTIS within [*] from taking delivery of the CONTRACT PRODUCTS.

Unless ALTIS has received from ADESTO in writing a notice of rejection within [*] following the delivery of any CONTRACT PRODUCTS, the delivered CONTRACT PRODUCTS shall be deemed accepted (but still subject to warranty claims). Such notice of rejection, if any, must specify in meaningful detail the non-conformities of the CONTRACT PRODUCTS with applicable ACCEPTANCE CRITERIA,

Promptly after shipment of WAFERS to ADESTO, ALTIS shall issue an invoice and send it to the address as given by ADESTO.

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G.	MASKS

For each new CONTRACT PRODUCT or redesigned mask layers of an existing CONTRACT PRODUCT; ADESTO will provide to ALTIS the information listed below:

•	ADESTO’s product names and part numbers

•	Design data in GDSII format.

•	Mask change notice.

•	Additional information for data handling and CAD operations.

•	CAD data base MT information.

•	Purchase Order for the considered Mask Set (including detailed specifications and prices as quoted by ALTIS on a case by case basis).

ALTIS shall procure at its own cost all further masks necessary to produce CONTRACT PRODUCTS. Except for ALTIS’ or a third party’s intellectual property rights embodied in the masks, the masks generated by ALTIS from ADESTO’s database tapes shall be the property of ADESTO, and will be shipped to ADESTO or destroyed by ALTIS upon ADESTO’s request. In the event a mask is held at ALTIS for more than [*] after manufacture of the CONTRACT PRODUCT, ALTIS shall, at ADESTO’s cost and risk, either ship the mask to ADESTO at ADESTO’s last known address upon [*] written notice or keep it in ALTIS’ premises.

H.	TEST - WAFER PROBING SERVICES

ALTIS will provide wafer probe test and related services in case ADESTO wishes to perform wafer sort or final test of CONTRACT PRODUCTS manufactured by ALTIS, provided that there is availability of ADESTO tester platform and test capacity at ALTIS.

For the purpose of testing CONTRACT PRODUCT, ADESTO will provide ALTIS with (or bear the cost of the TEST PACKAGE for the CONTRACT PRODUCT.

Procurement and consignment of test hardware such as probe cards, sockets, board will be performed by ADESTO based on a spare policy to be agreed between both PARTIES.

Maintenance for test Hardware that can be performed by ALTIS internally will be done without any charge to ADESTO.

Order of Probe Hardware Replacements, Rebuilds and Repairs, if damage is not caused by ALTIS’ mishandling, will be executed by ADESTO without charging to ALTIS.

Decision on spare test hardware will be aligned between ADESTO and ALTIS according to actual or forecasted production needs.

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The pricing of the Testing Service (including Test Time), the applicable LEAD TIMES, the additional ACCEPTANCE CRITERIA and other Testing Service relevant regulations will be agreed by the PARTIES on a per CONTRACT PRODUCT basis.

Changes of a Testing Service or a part thereof may only be carried out through relevant quality documentation. The PARTIES will negotiate adjustments to the price and delivery schedules in advance if prices or delivery schedules are materially affected by such changes.

I.	SUBCONTRACTING

ADESTO agrees that ALTIS has the right to subcontract to mask vendors (including data prep) of its choice. Prior to any subcontracting ALTIS shall have concluded a written agreement with its subcontractor stipulating confidentiality obligations no less restrictive to how ALTIS protects its confidential information of like importance but not less than reasonable protection.

J.	QUALITY

ALTIS shall manufacture the WAFERS to conform to the ACCEPTANCE CRITERIA. WAFERS or LOTS not passing the ACCEPTANCE CRITERIA may not be delivered to ADESTO, unless waived by ADESTO in writing. If changes to the ACCEPTANCE CRITERIA are made other than to correct any defects in the manufacturing of the WAFERS, the PARTIES shall in good faith re-negotiate any existing terms and conditions of purchase (including pricing and delivery commitments) which require amendment as a result of such changes.

Within [*] of the execution of this AGREEMENT, the PARTIES will mutually agree on the applicable ACCEPTANCE CRITERIA. Each Party will provide the other Party with a copy of its standard quality requirements and specifications upon request.

ACCEPTANCE CRITERIA shall include:

•	ILT limits of electrical parameters (PCM).

•	Final visual inspection criteria.

•	Wafer Probe Test YIELD criteria

ALTIS shall fully cooperate with ADESTO in order to continuously maintain or improve the outgoing quality by quality improvement programs agreed by both PARTIES. In case of product reliability problems and ADESTO returns to ALTIS of WAFERS delivered by ALTIS, ALTIS will fully support ADESTO in root cause analysis, and ALTIS will conduct, at its own cost, all measures necessary to solve any reliability problem attributable to ALTIS.

ALTIS shall maintain a quality management system which meets the requirements of latest applicable ISO standards. ALTIS shall also maintain an environment management system which meets the latest applicable ISO standards. These management systems shall be certified by third-party registrars.

The following ALTIS quality control reports have to be provided by ALTIS to ADESTO:

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•	Monthly Cp/Cpk values for Wafers ACCEPTANCE CRITERIA and key in-line parameters (KIP).

•	Improvement roadmap is required if Cpk fails to reach the Cpk goal of 1.50.

•	Corrective action is required if Cpk is less than 1.33. These rules apply for volumes above 250 WAFERS/month for WAC and 30 WAFERS/month for KIP for a given technology.

The YIELD and defect density targets should be agreed by ADESTO and ALTIS in advance. ALTIS shall analyze the root causes of the top five YIELD detractors and propose improvement actions.

ALTIS is entitled to technically change the manufacturing process of the CONTRACT PRODUCTS. ALTIS will handle such changes according to JESD46C standard procedure. If these technical changes affect form, fit or function of the CONTRACT PRODUCTS (major changes), ALTIS shall inform ADESTO about these major changes in writing by sending a process change notification (PCN). If ADESTO has acknowledged the PCN within [*] after the PCN submission, ADESTO may object to such PCN within [*] after the PCN submission. Lack of acknowledgement or objection in a timely manner constitutes acceptance of the technical change. In case of objection in a timely manner, the PARTIES shall meet to negotiate in good faith the applicable terms and conditions of the proposed change.

ADESTO Complaints and Corrective Action Request (CAR) will be managed as follow:

•	For ALTIS’ CAR due to ADESTO’s complaint, it can be considered “closed” only when ADESTO expresses so in writing.

•	CAR Report shall follow the 8D problem solving methodology. ALTIS shall update the interim 8D report at least every week. 8D report should be under version control.

•	CAR turn around time starts after ADESTO notification or ALTIS’ receipt of returned samples (when failure analysis is necessary):

•	Containment (up to D3) within [*].

•	Problem verification within [*].

•	Root cause identification and a corrective action implementation plan (up to D5) within [*].

Wafer quality or YIELD problems will be managed according to JESD671A standards; ALTIS shall promptly inform ADESTO and provide ADESTO with all relevant information. ALTIS will allow ADESTO to efficiently support ALTIS. ADESTO will make good faith efforts to assist ALTIS to a reasonable extent in solving the above mentioned problems.

Both PARTIES shall immediately advise one another whenever they have reason to believe that WAFERS may not conform to the applicable specifications.

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K.	ELECTRONIC INDUSTRY CODE OF CONDUCT

ALTIS hereby agrees to comply with the Electronic Indust Code of Conduct (“Code of Conduct”) available at http://www.eicc.info/, as in effect on the Effective Date.

ALTIS warrants that it has reviewed the Code of Conduct and understood it. ALTIS also agrees that ALTIS will be responsible for reviewing any future modifications to the Code of Conduct on an on-going basis,

L.	ON-SITE MANUFACTURING AUDIT

No more than once per calendar year, and upon at least [*] prior written notice by ADESTO, ALTIS shall allow ADESTO, to perform, during normal business hours and without disruption of the normal production process, an audit of ALTIS’s production site and quality system for WAFERS in accordance with the applicable ISO standards. The documents which ADESTO reasonably determines to be necessary to perform such audits shall be made available to ADESTO.

As a prerequisite accessing the manufacturing facility or reviewing documents, each such person, shall execute a confidentiality agreement with respect to any confidential or proprietary information of ALTIS that may become available to such persons in the course of his or her visit to the manufacturing facility and of any such audit on terms reasonably acceptable to ALTIS.

M.	VERIFICATION AND QUALIFICATION OF CONTRACT PRODUCTS

For any new CONTRACT PRODUCTS, the following procedures shall apply:

•	For the purpose of verification of the design of a CONTRACT PRODUCT and for the purpose of verifying that WAFERS can be manufactured using the PRODUCT TECHNOLOGY, ADESTO may issue a Purchase Order to ALTIS for a PROTOTYPE LOT. The PARTIES will agree on a reduced set of ACCEPTANCE CRITERIA applicable for such PROTOTYPE LOT. Upon agreement on such reduced set of ACCEPTANCE CRITERIA and receipt of ADESTO’s purchase order for such PROTOTYPE LOT, ALTIS will manufacture such PROTOTYPE LOT WAFERS.

•	Electrical YIELD results are not committed for these WAFERS and no warranty would apply.

•	ALTIS will provide technical parameters agreed in ACCEPTANCE CRITERIA and other related information of the Product to ADESTO once the manufacture of the PROTOTYPE LOT WAFERS is completed.

•	ADESTO will qualify the PROTOTYPE LOT WAFERS manufactured by ALTIS and provide the related written analysis report to ALTIS.

•	Prior to Release, ADESTO may send ALTIS a written request that ALTIS provide RISK START WAFERS. Following such RISK START request, the PARTIES will agree on a reduced set of ACCEPTANCE CRITERIA applicable for such RISK STARTS. Upon

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agreement on such reduced set of ACCEPTANCE CRITERIA and receipt of ADESTO’s purchase order for such RISK STARTS, ALTIS will manufacture such RISK START WAFERS.

•	Prior to Release, ADESTO may stop production of WAFERS for any or all CONTRACT PRODUCTS under verification by giving written notice to ALTIS. ALTIS will stop production at suitable production steps following completion of the process step at which the WAFERS reside at the time of ALTIS’ receipt of such notification. If ADESTO requests in writing, that such WAFERS have to be scrapped, ALTIS shall invoice and ADESTO shall pay price for WAFERS as defined in Article 2 of the AGREEMENT

•	The completion of the QUALIFICATION by ADESTO for each individual CONTRACT PRODUCT manufactured by ALTIS is a prerequisite for ordering and delivery of EARLY PRODUCTION and PRODUCTION WAFERS.

N.	INFORMATION EXCHANGE AND CONSULTING

Information Rights

ALTIS acknowledges that ADESTO relies on timely high-quality supply of CONTRACT PRODUCTS by ALTIS and that any material change regarding the technical or financial status of ALTIS may substantially affect ADESTO. Therefore, ALTIS undertakes to inform ADESTO of any matter that may potentially in its reasonable judgment affect ALTIS’ ability to supply ADESTO with CONTRACT PRODUCTS in line with ADESTO’s then-current forecast.

[*] Operations Call

On a [*] basis, the PARTIES’ representatives shall discuss e.g. but not limited to the development of YIELD, supply issues, quality and other similar issues affecting the quality and quantity of CONTRACT PRODUCTS as well as issues related to mutual services.

[*] Business Review

On a [*] basis. ALTIS and ADESTO management will meet to discuss the business situation, new business opportunities, project status and fab performance.

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Appendix 1 – List of CONTRACT PRODUCTS

The 64kbit/128kbit/256kbit/512kbit/1Mbit [*] products (Apollo or Explorer) as released to the market by ADESTO.

From time to time, this list will be updated for new CONTRACT PRODUCTS.

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Appendix 2 – Pricing for Test

Upon request from ADESTO, ALTIS will provide the quotation for the pricing of the TESTING SERVICES, based on the required test times, lead times, acceptance criteria and other relevant TESTING SERVICES requirements as agreed to by the PARTIES on a per CONTRACT PRODUCT basis.

Exhibit 2 - Pricing Exhibit ([*] WAFERS)

The initial estimated DIE PRICE is based on the following assumed YIELDS:

WAFERS ordered in Year	Assumed Die Yield
[*]	[*]
[*]	[*]
[*]	[*]

This DIE PRICE pricing scheme will have flexibility to adjust to actual for end product market pricing, packaging / test costs and other relevant parameters to be agreed to.

Below is an example calculation determining DIE PRICE for years 2012-2015, using the assumed YIELD above.

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ALTIS
			2013								2014		2015		Total
			Q1		Q2		Q3		Q4
[*]	[*	]	[*	]	[*	]	[*	]	[*	]	[*	]	[*	]	[*	]

ADESTO
			2013								2014		2015		Total
			Q1		Q2		Q3		Q4
[*]	[*	]	[*	]	[*	]	[*	]	[*	]	[*	]	[*	]	[*	]

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